UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

POWERSTORM CAPITAL CORP.

 (Exact name of registrant as specified in its charter)

Delaware	333-184363	45-3733512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31244 Palos Verdes Dr W, Ste 245 Rancho Palos Verdes, CA 90275-5370
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 1-424-327-2991

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2013 Equity Incentive Plan

On October 15, 2013, the Board of Directors and majority of the shareholders of Powerstorm Corporation (the “Company” “Powerstorm”) approved an equity incentive plan (the “2013 Plan”) covering 7,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The purpose of the 2013 Plan is to enable Powerstorm to offer to its employees, officers, directors and consultants, whose past, present and/or potential contributions to the Company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in the Company.

The 2013 Plan is administered by our Board of Directors or one or more designated committees. Plan awards may either be:

•	Options (ISOs),
•	Stock Awards (SAs),
•	Stock Appreciation Right (SARs), or
•	Cash Awards (CAs).

Any option granted under the 2014 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors, or the designated administrative committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Any SAR granted under the 2013 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant. The 2013 Plan further provides that the terms, number, and expiration of all SARs shall be determined by the 2013 Plan’s administrator, in its sole discretion.

The Company, during the term of this 2013 Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

No awards have been granted under the 2013 Plan as of the date of this Current Report on Form 8-K (this “Report”).

The foregoing description of the terms of the 2013 Plan is qualified in its entirety by reference to the provisions of such 2013 Plan filed as Exhibit 10.1, to this Report, and incorporated by reference herein.

Appointment of Emad Farid to the Board of Advisors

On March 24, 2014, the Board appointed Emad Farid as members of the Board of Advisors of the Company, for a term of one year.

Emad Farid, 49, Member of the Board of Advisors

Emad Farid is Chief Executive Officer of Nile Sugar Company and serves on the Board of Director of Global Telecom. In addition to being CEO of Nile Sugar Company and a long standing Board Member of Global Telecom (formally Orascom Telecom), Mr. Farid business accomplishments include a pivotal role in the growth of Orascom Telecom from a mid-sized regional mobile telecom operator with a market capitalization of USD 200MM in 2001 to a worldwide global operator that ultimately merged with Vimpelcom to create the world's 6th largest telecommunications carrier in 2011. Emad oversaw the successful turnaround of WIND Italy Company to one of the best performing mobile, fixed line and broadband integrated operators in Europe within a record time span of 3 years and he led the start-up and launch/re-launch of a number of Orascom Telecom operations including Libertis (Congo Brazzaville), Chad Mobile, Mobilink (Pakistan), Syriatel (Syria), Sabafone (Yemen), Tunisiana (Tunisia), Banglalink (Bangladesh), Iraqna (Iraq), Koryolink (North Korea) among others.

Family Relationships

No family relationship has ever existed between Mr. Farid and the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensation

In consideration of his services, Mr. Farid shall be issued 10,000 shares of the Company’s common stock, par value $0.01 per share, upon the completion of the one year term of her appointment.

Item 8.01	Other Events

On March 24, 2014, the Company issued a press release announcing the appointment of Mr. Farid, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Form of 2013 Equity Incentive Plan
99.1	Press Release, dated March 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSTORM CAPITAL CORP.

Date: April 2, 2014	By:	/s/Michel Freni
Michel Freni
Chief Executive Officer and Chief Financial Officer